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                                                                  Exhibit 10.27

                                    AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into this 21st day of August, 1997, by and among AVTEAM, Inc., a Florida corporation ("AVTEAM"), PARATI CORPORATION, a Florida corporation ("Parati"), and LEON SRAGOWICZ ("Mr. Sragowicz").

                               ------------------

         A. AVTEAM and Parati entered into a Letter Agreement (the "Parati Agreement") dated September 5, 1995, for the purchase and resale of Pratt & Whitney JT8D-200 engines and components and the parties purchased two Pratt & Whitney JT8D-200 engines under the Parati Agreement. AVTEAM owes Parati $270,648 under the Parati Agreement (the "Outstanding Balance"). Parati desires to assign its right to receive payment of the Outstanding Balance to Parati's sole stockholder, Mr. Sragowicz. In complete satisfaction of the payment of the Outstanding Balance, AVTEAM desires to issue and sell to Mr. Sragowicz, and Mr. Sragowicz desires to accept and purchase from AVTEAM, upon the terms and conditions set forth herein, 38,664 shares of AVTEAM's Class A Common Stock, par value $.01 per share (the "Common Stock"), for a purchase price of $7.00 per share (or an aggregate purchase price of $270,648). Upon payment of the Outstanding Balance, the parties will have fully performed their obligations under the Parati Agreement and the parties desire to terminate the Parati Agreement.

         B. AVTEAM owes Mr. Sragowicz an aggregate amount of $2,023,756 pursuant to two Promissory Notes dated December 27, 1996 and February 11, 1997, respectively (collectively, the "Promissory Notes"). AVTEAM and Mr. Sragowicz desire to cancel the Promissory Notes in exchange for 289,108 shares of Common Stock for a purchase price of $7.00 per share (or an aggregate purchase price of $2,023,756), upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties agree as follows:

         1.       ISSUANCE OF SHARES.

                  (a) Upon the terms and subject to the conditions of this Agreement, at the Closing referred to in Section 2 hereof (the "Closing"), AVTEAM shall sell to Mr. Sragowicz, and Mr. Sragowicz shall purchase from AVTEAM, 327,772 shares of Common Stock (the "Shares"), for a purchase price of $7.00 per share (or an aggregate purchase of $2,294,404) as payment of the Outstanding Balance to Mr. Sragowicz and as payment of the indebtedness evidenced by the Promissory Notes.

                  (b) To effect the issuance of the Shares contemplated by
Section 1(a) hereof, at the Closing, AVTEAM shall deliver to Mr. Sragowicz a certificate representing the Shares registered in his name.

         2.       CLOSING.

                  (a) The Closing of the transactions contemplated hereby shall take place at the offices of Baker & McKenzie, 701 Brickell Avenue, Suite 1600, Miami, Florida 33131 at 10:00 a.m. on the date hereof, or at such other place as may be mutually agreed to by the parties.

                  (b) At or prior to the Closing, the following shall have occurred:

                             (i) The Clipper Group shall have purchased an
additional $5,000,002 of AVTEAM's Preferred Stock, par value $.01 per share (the "Clipper Purchase").

                             (ii) Mr. Sragowicz shall have delivered the
original Promissory Notes to AVTEAM.

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                             (iii) AVTEAM shall have received Acknowledgments
and Waivers in the form set forth on Exhibit A attached hereto from each of the shareholders of AVTEAM (other than Mr. Sragowicz) regarding the transactions contemplated by this Agreement.

         3. TERMINATION OF PARATI AGREEMENT. AVTEAM and Parati hereby acknowledge and agree that, upon the Closing, the Parati Agreement shall have been fully performed by the parties and the Parati Agreement shall terminate and AVTEAM and Parati shall have no duties or obligations, or any liability, to each other whatsoever under the Parati Agreement. Parati hereby assigns its right of payment of the Outstanding Balance to Mr. Sragowicz.

         4. INVESTMENT REPRESENTATIONS. Mr. Sragowicz hereby represents and warrants that (i) he is acquiring the Shares for his own account and not with a view to, or for sale in connection with, a "distribution," as such term is defined in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), (ii) he is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and (iii) he understands that the sale of the Shares under this Agreement has not been registered under the Securities Act or applicable state securities laws.

         5. GOVERNING LAW. The provisions of this Agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Florida.

         6. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with all exhibits attached hereto, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         7. BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

         8. MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


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         EXECUTED on the date first written above.

                                      AVTEAM, Inc.



                                      By:______________________________
                                           Donald A. Graw
                                           President and Chief Executive Officer

                                      PARATI CORPORATION



                                      By:______________________________
                                           Leon Sragowicz
                                           President



                                      ---------------------------------
                                      LEON SRAGOWICZ


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                                    EXHIBIT A

                           ACKNOWLEDGMENTS AND WAIVERS